UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2013

Apollo Commercial Real Estate Finance, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On February 27, 2013, Apollo Commercial Real Estate Finance, Inc. (the “Company”) appointed Megan B. Gaul, age 37, as Chief Financial Officer, Treasurer and Secretary effective April 1, 2013. In connection with the appointment of Ms. Gaul, effective April 1, 2013, the Company expects that Mr. Stuart A. Rothstein will cease to serve as the Company’s Chief Financial Officer, Treasurer and Secretary. Mr. Rothstein will remain President and Chief Executive Officer of the Company.

Since November 2009, Ms. Gaul has been controller of ACREFI Management, LLC, the Company’s external manager. Prior to joining ACREFI Management, LLC, for approximately eight years, Ms. Gaul held various financial and accounting positions, including Director, at BlackRock, Inc, an investment management corporation. Ms. Gaul holds a B.S. from Georgetown University in Business Administration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Commercial Real Estate Finance, Inc.

By:	/s/ Stuart A. Rothstein
Stuart A. Rothstein
President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary

Date: March 5, 2013